EXHIBIT 23.4


                       INDEPENDENT ACCOUNTANTS' CONSENT

     We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus. Our report refers to our reliance on another auditors' report with respect to amounts related to Citizens Bancorp for 1996 and 1995 included in the aforementioned consolidated financial statements.



                                        /s/ KPMG PEAT MARWICK LLP


Richmond, Virginia
September 23, 1998